EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (“Agreement”), dated as of November 28, 2011, among Krispy Kreme Doughnut Corporation, a North Carolina corporation (“KKDC”), Krispy Kreme Doughnuts, Inc., a North Carolina corporation (the “Company” and, together with KKDC, the “Companies”), and Kenneth A. May (the “Executive”).

          The parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

          SECTION 1.01. Definitions. For purposes of this Agreement, in addition to other terms defined herein, the following terms have the meanings set forth below:

          “Base Salary” has the meaning set forth in Section 4.01.

          “Board” means the Board of Directors of the Company.

          “Cause” shall mean (a) the Executive’s failure or refusal to perform, on a full-time basis, the Executive’s lawful and proper duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness or a court or governmental order), (b) the Executive’s conviction of or plea of nolo contendere to any felony (other than a traffic infraction), (c) an act or acts on the Executive’s part constituting fraud, theft or embezzlement or that otherwise constitutes a felony under the laws of the United States or any state thereof which results or was intended to result directly or indirectly in gain or personal enrichment by the Executive at the expense of the Companies, or (d) the Executive’s insubordination to the Companies’ most senior executive officer or willful violation of any material provision of the code of ethics of the Companies applicable to the Executive. In the case of any item described in the previous sentence, the Executive shall be given written notice of the alleged act or omission constituting Cause, which notice shall set forth in reasonable detail the reason or reasons that the Board believes the Executive is to be terminated for Cause, including any act or omission that is the basis for the decision to terminate the Executive. In the case of an act or omission described in clause (a) or (d) of the definition of Cause, (i) if reasonably capable of being cured, the Executive shall be given 30 days from the date of such notice to effect a cure of such alleged act or omission constituting “Cause” which, upon such cure to the reasonable satisfaction of the Board, shall no longer constitute a basis for Cause, and (ii) the Executive shall be given an opportunity to make a presentation to the Board (accompanied by counsel or other representative, if the Executive so desires) at a meeting of the Board held promptly following such 30-day cure period if the Board intends to determine that no cure has occurred. At or following such meeting, the Board shall determine whether or not to terminate the Executive for “Cause” and shall notify the Executive in writing of its determination and the effective date of such termination (which date may be no earlier than the date of the aforementioned Board meeting).

          “Change in Control” means any of the following events:

          (a) the acquisition by any Person of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that a Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its Subsidiaries, or (ii) any Person, which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition;

          (b) the consummation of (i) a merger or consolidation involving the Company if the shareholders of the Company, immediately after such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation, or (ii) a sale or other disposition of all or substantially all of the assets of the Company other than to a Person which is owned directly or indirectly by the shareholders of the Company in the same proportion as their ownership of stock in the Company;

          (c) a change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided further, however, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, including any successor to such Rule), or other actual or threatened solicitation or proxies or consents by or on behalf of a Person other than the Board, shall not be so considered as a member of the Incumbent Board; or

          (d) the approval by shareholders of the Company of a complete liquidation or dissolution of the Company;

provided, however, that, if and to the extent required under Section 409A of the Code or any regulations and guidelines promulgated thereunder (collectively, “Section 409A”), an event will be treated as a “Change in Control” for purposes of this Agreement only if it is also a “change in control event” (as defined in Treas. Reg. Section 1.409A-3(i)(5)) with respect to the Company.

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          “Code” means the Internal Revenue Code of 1986, as amended.

          “Confidential Information” means information that is not generally known to the public and that was or is used, developed or obtained by the Company or its Subsidiaries in connection with the business of the Company and its Subsidiaries and which constitutes trade secrets or information which they have attempted to protect, which may include, but is not limited to, trade “know-how”, customer information, supplier information, cost and pricing information, marketing and sales techniques, strategies and programs, computer programs and software and financial information. It shall not include information (a) required to be disclosed by court or administrative order; (b) lawfully obtainable from other sources or which is in the public domain through no fault of the Executive; or (c) the disclosure of which is consented to in writing by the Company.

          “Date of Termination” has the meaning set forth in Section 5.07.

          “Effective Date” has the meaning set forth in Section 2.01.

          “Employment Period” has the meaning set forth in Section 2.01.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Good Reason” shall mean the occurrence of any of the following without the Executive’s consent: (a) the failure of the Companies to pay any material amount of compensation to the Executive when due hereunder, (b) the Executive is no longer the most senior operating officer of (i) the Company or (ii) in the event of a merger, consolidation or other business combination involving the Company, the successor to the Company’s business or assets or (iii) if all or substantially all of the voting stock of the Company is held by another public company, such public company, (c) the assignment to the Executive of any duties or responsibilities materially inconsistent with the Executive’s status under clause (b) of this sentence or his failure at any time to report directly to James H. Morgan (“Morgan”) (or the most senior executive officer of such other applicable company described in such clause (b)), provided, however, that in the event of Morgan’s death or disability, it shall not constitute “Good Reason” if the Board or other applicable board appoints an interim successor to serve as the most senior executive officer of the Company or other applicable company described in such clause (b), (d) any failure by the Companies to maintain the Executive’s principal place of employment and the executive offices of the Companies within 25 miles of the Winston-Salem, North Carolina area, or (e) any material breach by the Companies of this Agreement; provided, however, that for any of the foregoing to constitute Good Reason, the Executive must provide written notification of his intention to resign within 60 days after the Executive knows or has reason to know of the occurrence of any such event, and the Companies shall have 30 days (10 days in the case of a material breach related to payment of any amounts due hereunder) from the date of receipt of such notice to effect a cure of the condition constituting Good Reason, and, upon cure thereof by the Companies, such event shall no longer constitute Good Reason.

          “Notice of Termination” has the meaning set forth in Section 5.06.

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          “Permanent Disability” means the Executive becomes permanently disabled within the meaning of the long-term disability plan of the Companies applicable to the Executive, and the Executive commences to receive benefits under such plan.

          “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, an estate, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

          “Reimbursable Expenses” has the meaning set forth in Section 4.04.

          “Securities Act” means the Securities Act of 1933, as amended.

          “Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (a) if a corporation, 50 percent or more of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or combination thereof; or (b) if a partnership, limited liability company, association or other business entity, 50 percent or more of the partnership or other similar ownership interests thereof are at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes of this definition, a Person or Persons will be deemed to have a 50 percent or more ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons are allocated 50 percent or more of partnership, limited liability company, association or other business entity gains or losses or control the managing director or member or general partner of such partnership, limited liability company, association or other business entity.

ARTICLE 2

EMPLOYMENT

          SECTION 2.01. Employment. The Companies shall employ the Executive, and the Executive shall accept employment with the Companies, upon the terms and conditions set forth in this Agreement for the period beginning November 28, 2011 (the “Effective Date”), and ending as provided in Section 5.01 (the “Employment Period”).

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ARTICLE 3

POSITION AND DUTIES

          SECTION 3.01. Position and Duties. During the Employment Period, the Executive shall serve as President and Chief Operating Officer of the Company reporting directly to the most senior executive officer and shall be the Company’s most senior operating officer. During the Employment Period, the Executive also shall serve as President and Chief Operating Officer of KKDC and shall be KKDC’s most senior operating officer. The Executive shall have such responsibilities, powers and duties as may from time to time be prescribed by the Board or the most senior executive officer of the Companies; provided that such responsibilities, powers and duties are substantially consistent with those customarily assigned to individuals serving in such position at comparable companies or as may be reasonably required for the proper conduct of the business of the Companies. During the Employment Period, the Executive shall devote substantially all of his working time and efforts, which shall be conducted on a full-time basis, to the business and affairs of the Company and its Subsidiaries. The Executive shall not directly or indirectly render any services of a business, commercial or professional nature to any other person or organization not related to the business of the Company or its Subsidiaries, whether for compensation or otherwise, without the prior approval of the Board; provided, however, the Executive may serve on the board of directors of one for-profit corporation with the prior approval of the Board, which will not be unreasonably withheld, and the Executive may serve as a director of not-for-profit organizations or engage in other charitable, civic or educational activities, so long as the activities described in this proviso do not interfere with the Executive’s performance of his duties hereunder or result in any conflict of interest with the Companies.

ARTICLE 4

BASE SALARY AND BENEFITS

          SECTION 4.01. Base Salary. During the Employment Period, the Executive will receive base salary from the Companies equal to $500,000 per annum (the “Base Salary”). The Base Salary will be payable in accordance with the normal payroll practices of the Companies. Annually during the Employment Period the Company shall review with the Executive his job performance and compensation, and if deemed appropriate by the Board or its Compensation Committee, in their discretion, the Executive’s Base Salary may be increased but not decreased. After any such increase, the term “Base Salary” as used in this Agreement will thereafter refer to the increased amount.

          SECTION 4.02. Bonuses. Within thirty days of the Effective Date, Executive shall be paid a bonus (the “Signing Bonus”) in the amount of Two Hundred Thousand Dollars ($200,000), which shall be subject to applicable withholdings. Executive agrees that if his employment is terminated for any reason, other than due to (a) death, (b) Permanent Disability or (c) the Executive’s termination for Good Reason, he shall be obligated to repay, and he hereby promises to pay, the Company a portion of the Signing Bonus according to the following schedule: $150,000 if the Date of Termination (as defined below) occurs within a year from the Effective Date, $100,000 if the Date of Termination occurs within two years from the Effective Date, and $50,000 if the Date of Termination occurs within three years from the Effective Date (provided further, however, that the Executive shall not be required to repay any portion of the Signing Bonus if his employment is terminated within two years after a Change in Control by the Companies not for Cause or by the Executive for Good Reason, as provided in Section 5.09). Executive shall not be eligible for a bonus for the fiscal year ending on January 29, 2012. Thereafter, in addition to Base Salary, the Executive shall be eligible to be considered for an annual bonus, and the Executive’s annual target bonus shall be equal to 65% of Base Salary. The Compensation Committee of the Board and the Board shall set performance metrics with respect to and otherwise determine the Executive’s bonus in accordance with the Company’s then current incentive plans.

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          SECTION 4.03. Benefits. During the Employment Period, the Executive shall be entitled to participate in all employee benefit, perquisite and fringe (if any) benefit plans and arrangements made available by the Companies to their executives and key management employees upon the terms and subject to the conditions set forth in the applicable plan or arrangement. Such benefits shall include medical, life and disability insurance provided in accordance with the policies of the Companies. The Executive shall be entitled to four weeks of paid vacation annually during the Employment Period.

          SECTION 4.04. Expenses. The Companies shall reimburse the Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Companies’ policies in effect from time to time with respect to travel, entertainment and other business expenses (“Reimbursable Expenses”), subject to the Companies’ requirements with respect to reporting and documentation of expenses and the provisions of Section 13.14. Without limiting the foregoing, the Companies shall reimburse the Executive for legal fees incurred in connection with entering into this Agreement in an amount not to exceed $7,500, subject to the terms herein.

          SECTION 4.05. Relocation. The Companies shall reimburse the Executive for all reasonable expenses incurred by him in relocating his and his immediate family’s household items to Winston-Salem, North Carolina, subject to the Companies’ requirements with respect to reporting and documentation of such expenses, such relocation reimbursements to include reasonable moving expenses (including transportation, packing and unpacking), reasonable costs associated with house hunting trips, reasonable closing costs associated with the purchase of a new residence in Winston-Salem, North Carolina, and interim commuting costs incurred prior to August 1, 2012. Such reimbursements shall be made in accordance with Section 4.04 and Section 13.14 herein.

          SECTION 4.06. Stock Options. The Company shall grant to the Executive a stock option (the “Option”) to purchase 150,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value per share on the date of grant, which shall be a date determined by the Compensation Committee of the Board to occur on or as soon as practicable after the Effective Date. The Option shall vest and become exercisable in four equal annual installments beginning one year following the grant date (or as otherwise provided in the applicable award agreement), so long as the Executive’s employment continues through such vesting dates; provided, however, that in the event of the Executive’s termination of employment by the Executive for Good Reason or by the Company without Cause within two years after the effective date of a Change in Control, the Option, to the extent then outstanding, shall fully vest. The term of the Option will be ten years from the date of grant, subject to earlier termination in the event the Executive’s employment terminates. The Option shall be subject to the terms of Krispy Kreme Doughnuts, Inc. 2000 Stock Incentive Plan, as amended, or its successor plan (the “Stock Incentive Plan”), and the form of Nonqualified Stock Option Agreement attached hereto as Exhibit A, which shall have terms similar to the current form of nonqualified stock option agreement used with other executive officers of the Companies. The Executive agrees that in the event of his resignation, without the prior written consent of the Board, he will not sell or otherwise transfer any of the shares received pursuant to the Option granted under this Section 4.06 or the economic benefit thereof prior to the first anniversary of his termination of employment with the Companies, except that this Agreement shall not prevent the Executive from selling a number of such shares required to fund his tax liability resulting from the exercise of the Option and provided further that this restriction shall not apply in the event of the Executive’s termination of employment within two years after a Change in Control by the Executive for Good Reason or by the Companies not for Cause.

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          SECTION 4.07. Restricted Stock Units. The Company shall grant to the Executive 50,000 restricted stock units for shares of the Company’s common stock (the “Restricted Stock Units”) on a grant date determined by the Compensation Committee of the Board to occur on or as soon as practicable after the Effective Date. The Restricted Stock Units will vest, provided that the Executive’s employment continues through the applicable vesting dates, in four equal annual installments, beginning on the first anniversary of the grant date and continuing on each of the following three year anniversaries of the grant date (or as otherwise provided in the applicable award agreement); provided, however, that in the event of the Executive’s termination of employment by the Executive for Good Reason or by the Company without Cause within two years after the effective date of a Change in Control, such Restricted Stock Units shall fully vest. The Restricted Stock Units (including the distribution of any shares of the Company’s common stock issuable pursuant thereto) shall be subject to the terms of the Stock Incentive Plan and the form of Restricted Stock Unit Agreement attached hereto as Exhibit B, which shall have terms similar to the current form of restricted stock unit agreement used with other executive officers of the Companies. The Executive agrees that in the event of his resignation, without the prior written consent of the Board, he will not sell or otherwise transfer any of the shares received pursuant to the RSUs granted under this Section 4.07 or the economic benefit thereof prior to the first anniversary of his termination of employment with the Companies, except that this Agreement shall not prevent the Executive from selling a number of such shares required to fund his tax liability resulting from the vesting of the Restricted Stock Units and provided further that this restriction shall not apply in the event of the Executive’s termination of employment within two years after a Change in Control by the Executive for Good Reason or by the Companies not for Cause.

          SECTION 4.08. Other Equity Grants. The Executive agrees and acknowledges that the future grant of equity awards, if any, and the terms of any such equity awards shall be subject to the discretion of the Compensation Committee of the Board and shall be subject to the terms of the applicable stock incentive plan and award agreements.

          SECTION 4.09. Compliance with Compensation and Equity Policies. The Executive agrees to comply with the Company’s Equity Retention Policy, Compensation Recovery Policy and Stock Ownership Guidelines, each as in effect from time to time, with respect to annual or long-term incentive or other compensation, as applicable, including the compensation provided pursuant to this Agreement. The terms of the Company’s Equity Retention Policy, Compensation Recovery Policy and Stock Ownership Guidelines, each as in effect from time to time, are hereby incorporated by reference into this Agreement.

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ARTICLE 5

TERM AND TERMINATION

          SECTION 5.01. Term. The Employment Period will terminate three years from the Effective Date, unless sooner terminated as hereinafter provided.

          SECTION 5.02. Termination Due to Death or Permanent Disability. If the Employment Period shall be terminated due to death or Permanent Disability of the Executive, the Executive (or his estate or legal representative) shall be entitled solely to the following: (a) Base Salary through the Date of Termination (paid on the Companies’ normal payroll date), and (b) medical benefits as provided in Section 5.05 below. The Executive’s entitlements under any other benefit plan or program shall be as determined thereunder. In addition, promptly following any such termination, the Executive (or his estate or legal representative) shall be reimbursed for all Reimbursable Expenses incurred by the Executive prior to such termination in accordance with Section 4.04 and Section 13.14 herein.

          SECTION 5.03. Termination for Good Reason or Without Cause. Except as otherwise set forth in Section 5.09 below, if the Employment Period shall be terminated (a) by the Executive for Good Reason, or (b) by the Companies not for Cause, provided the Executive has executed, on or before the date that is fifty (50) days following the date of his termination of employment, an irrevocable (except to the extent required by law to be revocable) general release of claims in the form attached hereto as Exhibit C, and does not revoke such release prior to the end of the seven day statutory revocation period, the Executive shall be entitled solely to the following: (i) Base Salary through the Date of Termination, paid on the Companies’ normal payroll payment date; (ii) an amount equal to one times the sum of Base Salary and Executive’s target annual bonus, provided that, the Executive shall be entitled to any unpaid amounts only if the Executive has not breached and does not breach the provisions of Sections 6.01, 7.01, 8.01 or Article 9 below; (iii) a bonus for the year of termination of employment equal to the Executive’s target annual bonus for such year pro rated for the number of full months during the bonus year prior to such termination of employment, to be paid, subject to Section 13.14 below, sixty (60) days following such termination of employment; and (iv) medical benefits as provided in Section 5.05 below. The Executive’s entitlements under any other benefit plan or program shall be as determined thereunder, except that duplicative severance benefits shall not be payable under any other plan or program. Amounts described in clause (ii) above will be paid, subject to Section 13.14 below, in twelve (12) equal installments, the first two (2) of which shall be paid on the date that is two (2) months following the Date of Termination and the next ten (10) of which will be paid in ten (10) equal monthly installments commencing on the date that is three (3) months following the Date of Termination and continuing on each of the next nine (9) monthly anniversaries of the Date of Termination. In addition, promptly following any such termination, the Executive shall be reimbursed for all Reimbursable Expenses incurred by the Executive prior to such termination in accordance with Section 4.04 and Section 13.14 herein. In the event that the Executive’s employment is terminated by the Company without Cause, he shall be obligated to repay such portion of the Signing Bonus, if any, as may be required under Section 4.02 herein.

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          SECTION 5.04. Termination for Cause or Other Than Good Reason. If the Employment Period shall be terminated (a) by the Companies for Cause, or (b) as a result of the Executive’s resignation or leaving of his employment other than for Good Reason, the Executive shall be entitled to receive solely Base Salary through the Date of Termination (paid on the Companies’ normal payroll date) and reimbursement of all Reimbursable Expenses incurred by the Executive prior to such termination (in accordance with Section 4.04 and Section 13.14 herein). The Executive’s rights under the benefit plans and programs shall be as determined thereunder. A voluntary resignation by the Executive shall not be deemed to be a breach of this Agreement. In the event that the Executive’s employment is terminated by the Company for Cause or as a result of the Executive’s resignation or leaving of his employment other than for Good Reason, he shall be obligated to repay such portion of the Signing Bonus, if any, as may be required under Section 4.02 herein.

          SECTION 5.05. Benefits. If the Employment Period is terminated as a result of a termination of employment as specified in Section 5.02, 5.03 or 5.09, the Executive and his covered dependents shall continue to receive medical insurance coverage benefits from the Companies, with the same contribution toward such coverage from the Executive or his estate, for a period equal to the lesser of (a) eighteen months following the Date of Termination, or (b) until the Executive is provided by another employer with benefits substantially comparable to the benefits provided by the Companies’ medical plan. Furthermore, in the event of the Executive’s Permanent Disability, insurance benefits will continue under the Companies’ long term disability plan in accordance with its terms.

          SECTION 5.06. Notice of Termination. Any termination by the Companies for Permanent Disability or Cause or without Cause or by the Executive with or without Good Reason shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision indicated.

          SECTION 5.07. Date of Termination. “Date of Termination” shall mean (a) if the Employment Period is terminated as a result of a Permanent Disability, five days after a Notice of Termination is given, (b) if the Employment Period is terminated as a result of his death, on the date of his death, (c) if the Employment Period terminates due to expiration of the term of this Agreement, the date the term expires, and (d) if the Employment Period is terminated for any other reason, the later of the date of the Notice of Termination and the end of any applicable correction period.

          SECTION 5.08. No Duty to Mitigate. The Executive shall have no duty to seek new employment or other duty to mitigate following a termination of employment as described in this Article 5, and no compensation or benefits described in this Article 5 shall be subject to reduction or offset on account of any subsequent compensation, other than as provided in Section 5.05.

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          SECTION 5.09. Termination for Good Reason or Without Cause Following a Change in Control. If the Employment Period shall be terminated within two years after a Change in Control (a) by the Executive for Good Reason, or (b) by the Companies not for Cause, then the Executive’s compensation and benefits upon termination shall be governed by this Section 5.09 instead of the provisions of Section 5.03 above, and, provided the Executive has executed, on or before the date that is fifty (50) days following the date of his termination of employment, an irrevocable (except to the extent required by law to be revocable) general release of claims in the form attached hereto as Exhibit C, and does not revoke such release prior to the end of the seven day statutory revocation period, the Executive shall be entitled solely to the following: (i) Base Salary through the Date of Termination, paid on the Companies’ normal payroll payment date; (ii) an amount equal to two times the sum of his Base Salary and his target annual bonus for the year of termination, provided that, the Executive shall be entitled to any unpaid amounts only if the Executive has not breached and does not breach the provisions of Sections 6.01, 7.01 or 8.01 or Article 9 below; (iii) a bonus for the year of termination of employment equal to the Executive’s target annual bonus for such year pro rated for the number of full months during the bonus year prior to such termination of employment; (iv) accelerated vesting of the Option as described in Section 4.06 and the Restricted Stock Units as described in Section 4.07; and (v) medical benefits as provided in Section 5.05. The Executive’s entitlements under any other benefit plan or program shall be as determined thereunder, except that duplicative severance benefits shall not be payable under any other plan or program. In addition, promptly following any such termination, the Executive shall be reimbursed for all Reimbursable Expenses incurred by the Executive prior to such termination (in accordance with Section 13.14). The amounts due under clauses (ii) and (iii) of this Section 5.09 shall be paid, subject to Section 13.14 below, sixty (60) days following such termination of employment. In the event that the Executive’s employment is terminated by the Company without Cause (or, for clarity, by the Executive for Good Reason) within two years after a Change in Control, he shall not be obligated to repay any portion of the Signing Bonus.

          SECTION 5.10. Separation From Service. Notwithstanding any provision of this Agreement to the contrary, for purposes of Section 5.03 and Section 5.09, the Executive will be deemed to have terminated his employment on the date of his “separation from service” (within the meaning of Treas. Reg. Section 1.409A-1(h)) with the Companies, the Employment Period will be deemed to have ended on the date of his “separation from service” with the Companies, and the Date of Termination will be deemed to be the date of his “separation from service” with the Companies if and to the extent required under Section 409A.

ARTICLE 6

CONFIDENTIAL INFORMATION

          SECTION 6.01. Nondisclosure and Nonuse of Confidential Information. The Executive will not disclose or use at any time during or after the Employment Period any Confidential Information of which the Executive is or becomes aware, whether or not such information is developed by him, except to the extent he reasonably believes that such disclosure or use is directly related to and appropriate in connection with the Executive’s performance of duties assigned to the Executive pursuant to this Agreement. Under all circumstances and at all times, the Executive will take all appropriate steps to safeguard Confidential Information in his possession and to protect it against disclosure, misuse, espionage, loss and theft. The Executive also agrees to execute and comply with such other confidentiality agreements or provisions as required of executive officers of the Company.

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ARTICLE 7

INTELLECTUAL PROPERTY

          SECTION 7.01. Ownership of Intellectual Property. In the event that the Executive as part of his activities on behalf of the Companies generates, authors or contributes to any invention, design, new development, device, product, method of process (whether or not patentable or reduced to practice or comprising Confidential Information), any copyrightable work (whether or not comprising Confidential Information) or any other form of Confidential Information relating directly or indirectly to the business of the Company or its Subsidiaries as now or hereafter conducted (collectively, “Intellectual Property”), the Executive acknowledges that such Intellectual Property is the sole and exclusive property of the Company and its Subsidiaries and hereby assigns all right, title and interest in and to such Intellectual Property to the Company or its designated Subsidiary. Any copyrightable work prepared in whole or in part by the Executive during the Employment Period will be deemed “a work made for hire” under Section 201(b) of the Copyright Act of 1976, as amended, and the Company or its designated Subsidiary will own all of the rights comprised in the copyright therein. The Executive will promptly and fully disclose all Intellectual Property and will cooperate with the Companies to protect their interests in and rights to such Intellectual Property (including providing reasonable assistance in securing patent protection and copyright registrations and executing all documents as reasonably requested by the Companies, whether such requests occur prior to or after termination of the Executive’s employment hereunder).

ARTICLE 8

DELIVERY OF MATERIALS UPON TERMINATION OF EMPLOYMENT

          SECTION 8.01. Delivery of Materials upon Termination of Employment. As requested by the Companies from time to time, and upon the termination of the Executive’s employment with the Companies for any reason, the Executive will promptly deliver to the Companies all property of the Company or its Subsidiaries, including, without limitation, all copies and embodiments, in whatever form or medium, of all Confidential Information in the Executive’s possession or within his control (including but not limited to written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information) irrespective of the location or form of such material and, if requested by the Companies, will provide the Companies with written confirmation that to the best of his knowledge all such materials have been delivered to the Companies or destroyed.

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ARTICLE 9

NON-COMPETITION AND NONSOLICITATION

    SECTION 9.01. Noncompetition. The Executive acknowledges that, during his employment with the Companies, he will become familiar with trade secrets and other Confidential Information concerning the Company and its Subsidiaries and his services will be of special, unique and extraordinary value to the Companies. In addition, the Executive hereby agrees that at any time during the Noncompetition Period (as defined below), he will not directly or indirectly own, manage, control, participate in, consult with, become employed by or otherwise render services to any business listed on Exhibit D hereto in the Territory. During the Noncompetition Period, the Company shall have the right to, in good faith, add other entities which are in substantial competition with the Companies to the list of businesses on Exhibit D, subject to the consent of the Executive which shall not be unreasonably withheld. Notwithstanding the foregoing, at the end of the Employment Period this Section 9.01 will only apply if the Companies elect and agree in writing to pay the Executive his Base Salary and his annual target bonus in effect for the year during which his employment is terminated for an additional one-year period following the termination of employment, such amount to be paid, subject to Section 13.14 below, in twelve (12) equal installments, the first two (2) of which shall be paid on the date that is two (2) months following the date of the Executive’s “separation from service” with the Companies (as defined in Section 5.10 above) and the next ten (10) of which will be paid in ten (10) equal monthly installments commencing on the date that is three (3) months following such date and continuing on each of the next nine (9) monthly anniversaries of such date; provided, however, that if such termination of employment is within two years after a Change in Control, such amount shall instead be paid, subject to Section 13.14 below, 60 days following the Executive’s “separation from service” with the Companies. It shall not be considered a violation of this Section 9.01 for the Executive to be a passive owner of not more than 2% of the outstanding stock of any class of any corporation which is publicly traded, so long as the Executive has no active participation in the business of such corporation.

    SECTION 9.02. Nonsolicitation. The Executive hereby agrees that (a) during the Nonsolicitation Period (as defined below), the Executive will not, directly or indirectly through another Person, induce or attempt to induce any employee of the Company or its Subsidiaries to leave the employ of the Company or its Subsidiaries, or in any way interfere with the relationship between the Company or its Subsidiaries and any person employed by them at any time during such Nonsolicitation Period, and (b) during the Nonsolicitation Period, the Executive will not induce or attempt to induce any customer, supplier, client or other business relation of the Company or its Subsidiaries to cease doing business with the Company or its Subsidiaries.

    SECTION 9.03. Definitions. It is agreed that the “Territory,” for purposes of this Article 9, shall mean:

    (a) The entire United States and any other country where the Company or any of its Subsidiaries, joint venturers, franchisees or affiliates has operated a retail facility at which the Companies’ products have been sold at any time in the one-year period ending on the last day of the Executive’s employment with the Companies;

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    (b) In the event that the preceding clause shall be determined by judicial action to define too broad a territory to be enforceable, then “Territory” shall mean the entire United States;

    (c) In the event that the preceding clauses shall be determined by judicial action to define too broad a territory to be enforceable, then “Territory” shall mean the states in the United States where the Company or any of its Subsidiaries, joint venturers, franchisees or affiliates has operated a retail facility at which the Companies’ products have been sold at any time in the one-year period ending on the last day of Executive’s employment with the Companies;

    (d) In the event that the preceding clauses shall be determined by judicial action to define too broad a territory to be enforceable, then “Territory” shall mean the area that includes all of the areas that are within a 50-mile radius of any retail store location in the United States at which the Companies’ products have been sold at any time in the one-year period ending on the last day of the Executive’s employment with the Companies; and

    (e) In the event that the preceding clauses shall be determined by judicial action to define too broad a territory to be enforceable, then “Territory” shall mean the entire state of North Carolina.

    It is also agreed that “Noncompetition Period,” for purposes hereof, shall mean:

    (f) the Employment Period and a period ending one year after the Date of Termination; and

    (g) In the event that the preceding clause shall be determined by judicial action to define too long a period to be enforceable, “Noncompetition Period” shall mean the Employment Period and a period ending six months after the Date of Termination.

    It is also agreed that “Nonsolicitation Period,” for purposes hereof, shall mean:

    (h) the Employment Period and a period ending two years after the Date of Termination;

    (i) In the event that the preceding clause shall be determined by judicial action to define too long a period to be enforceable, “Nonsolicitation Period” shall mean the Employment Period and a period ending eighteen months after the Date of Termination;

    (j) In the event that the preceding clauses shall be determined by judicial action to define too long a period to be enforceable, “Nonsolicitation Period” shall mean the Employment Period and a period ending one year after the Date of Termination; and

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    (k) In the event that the preceding clauses shall be determined by judicial action to define too long a period to be enforceable, “Nonsolicitation Period” shall mean the Employment Period and a period ending six months after the Date of Termination.

ARTICLE 10

EQUITABLE RELIEF

    SECTION 10.01. Equitable Relief. The Executive acknowledges that (a) the covenants contained herein are reasonable, (b) the Executive’s services are unique, and (c) a breach or threatened breach by him of any of his covenants and agreements with the Companies contained in Sections 6.01, 7.01, 8.01 or Article 9 could cause irreparable harm to the Companies for which they would have no adequate remedy at law. Accordingly, and in addition to any remedies which the Companies may have at law, in the event of an actual or threatened breach by the Executive of his covenants and agreements contained in Sections 6.01, 7.01, 8.01 or Article 9, the Companies shall have the absolute right to apply to any court of competent jurisdiction for such injunctive or other equitable relief, without the necessity to post bond, as such court may deem necessary or appropriate in the circumstances.

ARTICLE 11

EXECUTIVE REPRESENTATION AND INDEMNIFICATION

    SECTION 11.01. Executive Representation. The Executive hereby represents and warrants to the Companies that (a) the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Executive is a party or by which he is bound, (b) the Executive is not a party to or bound by any employment agreement, noncompetition agreement or confidentiality agreement with any other Person (other than his obligation to keep certain information confidential under confidentiality agreements previously entered into with former employers), and (c) upon the execution and delivery of this Agreement by the Companies, this Agreement will be the valid and binding obligation of the Executive, enforceable in accordance with its terms. Notwithstanding Section 11.02 below, in the event that any action is brought against the Executive involving any breach of any employment agreement, noncompetition agreement or confidentiality agreement with any other Person, the Executive shall bear his own costs incurred in defending such action, including but not limited to court fees, arbitration costs, mediation costs, attorneys’ fees and disbursements.

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    SECTION 11.02. General Indemnification. The Companies, jointly and severally, agree that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “Proceeding”), by reason of the fact that he is or was a director, officer or employee of the Company or any of its Subsidiaries or is or was serving at the request of the Company or any of its Subsidiaries as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive’s alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Companies to the fullest extent permitted or authorized by applicable law and their bylaws, against all cost, expense, liability and loss (including, without limitation, advancement of attorneys’ and other fees and expenses) reasonably incurred or suffered by the Executive in connection therewith. The Company agrees to use its best efforts to maintain a directors’ and officers’ liability insurance policy covering the Executive during the Employment Period and for at least four years thereafter to the extent available on commercially reasonable terms.

ARTICLE 12

LIMITATION ON CERTAIN PAYMENTS CONTINGENT ON CHANGE IN CONTROL

          SECTION 12.01. Limitation on Certain Payments Contingent on Change In Control.

          (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that (i) any payment, award, benefit or distribution (or any acceleration of any payment, award, benefit or distribution) by the Companies (or any of their affiliated entities) or any entity which effectuates a Change in Control (or any of its affiliated entities) to or for the benefit of the Executive (whether pursuant to the terms of this Agreement or otherwise) (the “Payments”) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), and (ii) the reduction of the amounts payable to the Executive under this Agreement to the maximum amount that could be paid to the Executive without giving rise to the Excise Tax (the “Safe Harbor Cap”) would provide the Executive with a greater after-tax amount than if such amounts were not reduced, then the amounts payable to the Executive under this Agreement shall be reduced (but not below zero) to the Safe Harbor Cap. Unless the Companies and the Executive agree otherwise, the reduction of the amounts payable hereunder, if applicable, shall be made to the extent necessary in the following order: (i) first, any such Payments that became fully vested prior to the Change in Control and that pursuant to paragraph (b) of Treas. Reg. § 1.280G-1, Q/A 24, are treated as contingent compensation payments solely by reason of the acceleration of their originally scheduled dates of payment will be reduced, by cancellation of the acceleration of their vesting; (ii) second, any severance payments or benefits, performance-based cash or equity incentive awards, or other contingent compensation payments the full amounts of which are treated as contingent on the Change in Control pursuant to paragraph (a) of Treas. Reg. § 1.280G-1, Q/A 24, will be reduced; and (iii) third, any cash or equity incentive awards, or nonqualified deferred compensation amounts, that vest solely based on the Executive’s continued service with the Companies, and that pursuant to paragraph (c) of Treas. Reg. § 1.280G-1, Q/A 24, are treated as contingent on the Change in Control because they become vested as a result of the Change in Control, will be reduced, first by cancellation of any acceleration of their originally scheduled dates of payment (if payment with respect to such items is not treated as automatically occurring upon the vesting of such items for purposes of Section 280G of the Code) and then, if necessary, by canceling the acceleration of their vesting. In each case, the amounts of the contingent compensation payments will be reduced in the inverse order of their originally scheduled dates of payment or vesting, as applicable, and will be so reduced only to the extent necessary to achieve the required reduction. For purposes of reducing the Payments to the Safe Harbor Cap, only amounts payable under this Agreement (and no other Payments) shall be reduced. If the reduction of the amounts payable hereunder would not result in a greater after-tax result to the Executive, no amounts payable under this Agreement shall be reduced pursuant to this provision.

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          (b) All determinations required to be made under this Section 12.01 shall be made by the public accounting firm that is retained by the Companies as of the date immediately prior to the Change in Control (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Companies and the Executive within fifteen (15) business days of the receipt of notice from the Companies or the Executive that there has been a Payment, or such earlier time as is requested by the Companies. Notwithstanding the foregoing, in the event (i) the Board shall determine prior to the Change in Control that the Accounting Firm is precluded from performing such services under applicable auditor independence rules or (ii) the Audit Committee of the Board determines that it does not want the Accounting Firm to perform such services because of auditor independence concerns or (iii) the Accounting Firm is serving as accountant or auditor for the person(s) effecting the Change in Control, the Board shall appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees, costs and expenses (including, but not limited to, the costs of retaining experts) of the Accounting Firm shall be borne by the Companies. If payments are reduced to the Safe Harbor Cap or the Accounting Firm determines that no Excise Tax is payable by the Executive without a reduction in payments, the Accounting Firm shall provide a written opinion to the Executive to such effect, that the Executive is not required to report any Excise Tax on the Executive’s federal income tax return, and that the failure to report the Excise Tax, if any, on the Executive’s applicable federal income tax return will not result in the imposition of a negligence or similar penalty. The determination by the Accounting Firm shall be binding upon the Companies and the Executive (except as provided in Section 12.01(c) below).

          (c) If it is established pursuant to a final determination of a court or an Internal Revenue Service (the “IRS”) proceeding, which has been finally and conclusively resolved, that Payments have been made to, or provided for the benefit of, the Executive by the Companies, which are in excess of the limitations provided in this Section 12.01 (referred to hereinafter as an “Excess Payment”), the Executive shall repay the Excess Payment to the Companies on demand, together with interest on the Excess Payment at the applicable federal rate (as defined in Section 1274(d) of the Code) from the date of the Executive’s receipt of such Excess Payment until the date of such repayment. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the determination, it is possible that Payments which will not have been made by the Companies should have been made (an “Underpayment”), consistent with the calculations required to be made under this Section 12.01. In the event that it is determined (i) by the Accounting Firm, the Companies (which shall include the position taken by the Companies, or together with their consolidated group, on their federal income tax returns) or the IRS or (ii) pursuant to a determination by a court, that an Underpayment has occurred, the Companies shall pay an amount equal to such Underpayment to the Executive within ten (10) days of such determination together with interest on such amount at the applicable federal rate from the date such amount would have been paid to the Executive until the date of payment. The Executive shall cooperate, to the extent the Executive’s expenses are reimbursed by the Companies, with any reasonable requests by the Companies in connection with any contests or disputes with the IRS in connection with the Excise Tax or the determination of the Excess Payment. Notwithstanding the foregoing, in the event that amounts payable under this Agreement were reduced pursuant to Section 12.01(a) and the value of stock options is subsequently re-determined by the Accounting Firm within the context of Treasury Regulation §1.280G-1 Q/A 33 that reduces the value of the Payments attributable to such options, the Companies shall promptly pay to the Executive any amounts payable under this Agreement that were not previously paid solely as a result of Section 12.01(a), subject to the Safe Harbor Cap.

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ARTICLE 13

MISCELLANEOUS

          SECTION 13.01. Binding Arbitration. The parties agree that, except as provided in Articles 9 and 10 above, any disputes under this Agreement shall be settled exclusively by arbitration conducted in Winston-Salem, North Carolina. Except to the extent inconsistent with this Agreement, such arbitration shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect at the time of the arbitration and otherwise in accordance with principles which would be applied by a court of law or equity. The arbitrator shall be acceptable to both the Companies and the Executive. If the parties cannot agree on an acceptable arbitrator, the dispute shall be decided by a panel of three arbitrators, one appointed by each of the parties and the third appointed by the other two arbitrators or if the two arbitrators do not agree, appointed by the American Arbitration Association. The costs of arbitration incurred by the Executive (or his beneficiaries) will be borne by the Companies (including, without limitation, reasonable attorneys’ fees and other reasonable charges of counsel) (a) if the arbitration occurs prior to a Change in Control, if the Executive prevails on a majority of the material issues in the dispute, and (b) if the arbitration occurs after a Change in Control, if the Executive prevails on at least one material issue in the dispute. Judgment upon the final award rendered by such arbitrator(s) may be entered in any court having jurisdiction thereof. Following the final determination of the dispute in which, based on the outcome of the dispute, the Executive is, in accordance with this Section 13.01, entitled to have his costs borne by the Companies, the Companies shall pay all such reasonable costs within ten (10) days following written demand therefor (supported by documentation of such costs) by the Executive, and the Executive shall make such written demand within sixty (60) days following the final determination of the dispute; provided, however, that such payment shall be made no later than on or prior to the end of the calendar year following the calendar year in which the costs are incurred. Notwithstanding the foregoing, in the event a final determination of the dispute has not been made by December 20 of the year following the calendar year in which the costs are incurred, the Companies shall, within ten (10) days after such December 20, reimburse such reasonable costs (supported by documentation of such costs) incurred in the prior taxable year; provided, however, that the Executive shall return such amounts to the Companies within ten (10) business days following the final determination if (i) in the case of an arbitration prior to a Change in Control, the Executive does not prevail on a majority of the material issues in the dispute, or (ii) in the case of an arbitration after a Change in Control, the Executive does not prevail on at least one material issue in the dispute. The amount of any costs eligible for payment under this Section 13.01 during a calendar year will not affect the amount of any costs eligible for payment under this Section 13.01 in any other taxable year.

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          SECTION 13.02. Consent to Amendments; No Waivers. The provisions of this Agreement may be amended or waived only by a written agreement executed and delivered by the Companies and the Executive. Notwithstanding the foregoing, the Companies shall have unilateral authority to amend this Agreement (without Executive consent) to the extent necessary to comply with applicable laws, rules or regulations (including but not limited to Section 409A) or changes to applicable laws, rules or regulations. No other course of dealing between the parties to this Agreement or any delay in exercising any rights hereunder will operate as a waiver of any rights of any such parties.

          SECTION 13.03. Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors, assigns, heirs, executors and estates of the parties hereto whether so expressed or not, provided that the Executive may not assign his rights or delegate his obligations under this Agreement without the written consent of the Companies (other than to his estate or heirs) and the Company may assign this Agreement only to a successor to all or substantially all of the assets of the Company.

          SECTION 13.04. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          SECTION 13.05. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all of which counterparts taken together will constitute one and the same agreement.

          SECTION 13.06. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

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          SECTION 13.07. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient, two business days after the date when sent to the recipient by reputable express courier service (charges prepaid) or four business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to the Executive and to the Companies at the addresses set forth below.

If to the Executive:	To the last address delivered to the Companies by the
Executive in the manner set forth herein.

If to the Companies:	Krispy Kreme Doughnuts, Inc.
Krispy Kreme Doughnut Corporation
Suite 500
370 Knollwood Street
Winston-Salem, NC 27103

Attn: Senior Vice President-Human Resources

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          SECTION 13.08. Withholding. The Companies may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          SECTION 13.09. No Third-Party Beneficiary. This Agreement will not confer any rights or remedies upon any person other than the Companies, the Executive and their respective heirs, executors, successors and assigns.

          SECTION 13.10. Entire Agreement. This Agreement (including any other documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, that may relate in any way to the subject matter hereof.

          SECTION 13.11. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any reference to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

          SECTION 13.12. Survival. Sections 6.01, 7.01, 8.01 and Articles 5, 9, 11, 12 and 13 will survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period, and the Agreement shall otherwise remain in full force to the extent necessary to enforce any rights and obligations arising hereunder during the Employment Period.

          SECTION 13.13. GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE INTERNAL LAW OF NORTH CAROLINA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

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          SECTION 13.14. Section 409A.

          (a) It is intended that this Agreement will comply with Section 409A, to the extent the Agreement is subject thereto, and the Agreement shall be interpreted on a basis consistent with such intent. If an amendment of this Agreement is necessary in order for it to comply with Section 409A, the parties hereto will negotiate in good faith to amend the Agreement in a manner that preserves the original intent of the parties to the extent reasonably possible. No action or failure to act pursuant to this Section 13.14 shall subject the Companies to any claim, liability, or expense, and the Companies shall not have any obligation to indemnify or otherwise protect the Executive from the obligation to pay any taxes, interest or penalties pursuant to Section 409A.

          (b) Notwithstanding any provision to the contrary in this Agreement, if the Executive is deemed on the date of his “separation from service” (within the meaning of Treas. Reg. Section 1.409A-1(h)) with the Companies to be a “specified employee” (within the meaning of Treas. Reg. Section 1.409A-1(i)), then with regard to any payment or benefit that is considered deferred compensation under Section 409A payable on account of a “separation from service” that is required to be delayed pursuant to Section 409A(a)(2)(B) of the Code (after taking into account any applicable exceptions to such requirement), such payment or benefit shall be made or provided on the date that is the earlier of (i) the expiration of the six (6)-month period measured from the date of the Executive’s “separation from service,” or (ii) the date of the Executive’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section 13.14 (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Executive in a lump sum and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. Notwithstanding any provision of this Agreement to the contrary, for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment, references to the Executive’s “termination of employment” (and corollary terms, including the end of the Employment Period) with the Companies shall be construed to refer to the Executive’s “separation from service” (within the meaning of Treas. Reg. Section 1.409A-1(h)) with the Companies.

          (c) With respect to any reimbursement or in-kind benefit arrangements of the Companies and its subsidiaries that constitute deferred compensation for purposes of Section 409A, except as otherwise permitted by Section 409A, the following conditions shall be applicable: (i) the amount eligible for reimbursement, or in-kind benefits provided, under any such arrangement in one calendar year may not affect the amount eligible for reimbursement, or in-kind benefits to be provided, under such arrangement in any other calendar year (except that the health and dental plans may impose a limit on the amount that may be reimbursed or paid), (ii) any reimbursement must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred, and (iii) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within thirty (30) days after termination of employment”), the actual date of payment within the specified period shall be within the sole discretion of the Companies. Whenever payments under this Agreement are to be made in installments, each such installment shall be deemed to be a separate payment for purposes of Section 409A.

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          SECTION 13.15. Representations of the Companies. The Companies represent and warrant that (a) the execution, delivery and performance of this Agreement by the Companies has been fully and validly authorized by all necessary corporate action, (b) the officer(s) signing this Agreement on behalf of the Companies is duly authorized to do so, (c) the execution, delivery and performance of this Agreement does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document to which the Companies are a party or by which they are bound, and (d) upon execution and delivery of this Agreement by the parties hereto, it will be a valid and binding obligation of the Companies enforceable against the Companies and their successors and assigns in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

[remainder of page left intentionally blank]

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

KRISPY KREME DOUGHNUTS, INC.

By:	/s/ James H. Morgan
James H. Morgan
President and Chief Executive Officer

KRISPY KREME DOUGHNUT CORPORATION

By:	/s/ Douglas R. Muir
Douglas R. Muir
Chief Financial Officer

EXECUTIVE

/s/ Kenneth A. May
Kenneth A. May

Exhibit A

FORM OF

KRISPY KREME DOUGHNUTS, INC.
NONQUALIFIED STOCK OPTION AGREEMENT

     THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made as of November 28, 2011 (the “Grant Date”), by and between Krispy Kreme Doughnuts, Inc., a North Carolina corporation having its principal office at 370 Knollwood Street, Winston-Salem, North Carolina 27103 (the “Corporation”), and Kenneth A. May (the “Optionee”).

W I T N E S S E T H:

     WHEREAS, the Board of Directors and shareholders of the Corporation have approved the Krispy Kreme Doughnuts, Inc. 2000 Stock Incentive Plan (the “Plan”), for the purposes and subject to the provisions set forth in the Plan;

     WHEREAS, pursuant to authority granted to it in the Plan, the Compensation Committee of the Board of Directors of the Corporation (the “Committee”) has, on behalf of the Corporation, granted to Optionee a nonqualified stock option to purchase shares of the Corporation’s Common Stock, no par value per share (the “Common Stock” or the “Stock”), as set forth below; and

     WHEREAS, this Agreement evidences the grant of such option pursuant to the Plan.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.	Summary of Grant

Number of Shares: 150,000 Option Exercise Price: [$_____] Date of Grant: November 28, 2011

2.	Grant of Option

     This Agreement sets forth the terms of a nonqualified option granted to the Optionee to purchase from the Corporation, during the period specified in Sections 3 and 4 of this Agreement, a total of 150,000 shares of Common Stock, at the purchase price of [$______] per share (the “Exercise Price”), in accordance with the terms and conditions stated in this Agreement. The shares of Common Stock subject to the option granted hereby are referred to below as the “Shares,” and the option to purchase such Shares is referred to below as the “Option.”

     3. Vesting and Exercise of Option

     The Option shall vest and become exercisable in increments in accordance with the schedule set forth below, provided that the Option shall vest and become exercisable with respect to an increment as specified only if the Optionee has not incurred a Termination of Employment prior to the vesting date with respect to such increment:

     (a) no portion of the Option shall vest or become exercisable prior to the first anniversary of the Grant Date;

     (b) on the first anniversary of the Grant Date one fourth of the number of Shares subject to the Option (as indicated in Section 1) shall vest and become exercisable;

     (c) on the second anniversary of the Grant Date an additional one fourth of the number of Shares subject to the Option (as indicated in Section 1) shall vest and become exercisable;

     (d) on the third anniversary of the Grant Date an additional one fourth of the number of Shares subject to the Option (as indicated in Section 1) shall vest and become exercisable; and

     (e) on the fourth anniversary of the Grant Date the remaining one fourth of the number of Shares subject to the Option (as indicated in Section 1) shall vest and become exercisable.

     Notwithstanding the vesting provisions described above, the Option shall vest and become exercisable with respect to 100% of the Shares upon the Optionee’s Termination of Employment if the Optionee’s Termination of Employment is due to his or her Retirement, death or Disability.

     In addition, the Option will become vested and exercisable in full if the Optionee incurs a Termination of Employment within two years after the effective date of a Change in Control if such Termination of Employment (i) is by the Corporation not for Cause or (ii) is by the Optionee for Good Reason. In the event that vesting of the Option is accelerated as a result of a Termination of Employment following a Change in Control as provided herein, the Committee or the Board of Directors, in its or their discretion, may send Optionee prior written notice of the effectiveness of such event and the last day on which Optionee may exercise the Option. In such event, Optionee may, upon compliance with all of the terms of this Agreement and the Plan, purchase any or all of the Shares with respect to which the Option is vested and exercisable on or prior to the last day specified in such notice, and, to the extent the Option is not exercised, it shall (unless the Committee or the Board of Directors determines otherwise) terminate at 5:00 P.M., Eastern Standard Time, on the last day specified in such notice. For purposes of this Agreement, (i) “Change in Control” shall have the meaning set forth in the Plan, except in the case of a transaction described in clauses (1) or (3) of paragraph (b) of such definition, the consummation of such a transaction, rather than the approval by shareholders of the Corporation of such transaction or agreement to effect such a transaction, shall constitute a Change in Control; (ii) “Cause” shall have the meaning set forth in the Plan; (iii) “Good Reason” shall have the meaning set forth in Section 20(c) of this Agreement, and (iv) “Corporation” shall include the successor to the Corporation’s business or assets, or if all or substantially all of the voting stock of the Corporation is held by another public company, such public company.

     The schedule set forth above is cumulative, so that Shares as to which the Option has become vested and exercisable pursuant to the provisions above may be purchased pursuant to exercise of the Option at any date subsequent to vesting but prior to termination of the Option. The Option may be exercised at any time and from time to time to purchase up to the number of Shares as to which it is then vested and exercisable.

     4. Termination of Option

     Unless adjusted by the Committee in its sole discretion, the Option shall remain exercisable as specified in Section 3 above until 5:00 p.m., Eastern Standard Time, on the earliest to occur of the dates specified below, upon which date the Option shall terminate:

     (a) the date all of the Shares are purchased pursuant to the terms of this Agreement;

     (b) upon the expiration of 90 days following the Optionee’s Termination of Employment for any reason other than his or her Retirement, death, Disability, or for Cause;

     (c) upon the expiration of 180 days following Optionee’s Termination of Employment on account of his or her Disability;

     (d) upon the expiration of 360 days following Optionee’s Termination of Employment on account of his or her death;

     (e) immediately upon Optionee’s Termination of Employment for Cause;

     (f) on the last date specified in the notice described in Section 3 above in the event of a Termination of Employment by the Optionee for Good Reason or by the Corporation other than for Cause within two years following the effective date of a Change in Control;

     (g) on the ten year anniversary of the Grant Date (the “Expiration Date”); or

     (h) on the ten year anniversary of the Grant Date in the event of the Optionee’s Termination of Employment on account of Retirement.

     Upon its termination, the Option shall have no further force or effect and Optionee shall have no further rights under the Option or to any Shares which have not been purchased pursuant to prior exercise of the Option.

     5. Manner of Exercise of Option

     (a) Exercise. The Option may be exercised only by (i) Optionee’s completion, execution and delivery to the Corporation of a notice of exercise and (ii) the payment to the Corporation, pursuant to the terms of this Agreement, of an amount equal to the Exercise Price multiplied by the number of Shares being purchased as specified in Optionee’s notice of exercise (the “Purchase Price”). Optionee’s notice of exercise shall be given in the manner specified in Section 10 but any exercise of the Option shall be effective only when the items required by the preceding sentence are actually received by the Corporation. The notice of exercise shall be in the form attached to this Agreement or in another form provided by the Corporation. Notwithstanding anything to the contrary in this Agreement, the Option may be exercised only if compliance with all applicable federal and state securities laws can be effected, with the Committee being the final arbitrator thereof, in its sole and absolute discretion, in the event of any dispute between the Corporation and the Optionee with regard to the interpretation of such laws.

     (b) Form of Payment. Payment of the Purchase Price may be made (i) by check payable to the order of the Corporation for an amount in U.S. dollars equal to the Purchase Price of such Shares; (ii) by authorizing a third party to sell a portion of the Shares acquired upon exercise of the Option and remit to the Corporation a sufficient portion of the sales proceeds to pay the full Purchase Price; or (iii) by combining the above methods.

     (c) Issuance and Delivery of Shares. As soon as practicable following receipt of such notice and payment, the Corporation shall notify the Optionee of any payment required under subsection (d) below. The Corporation shall deliver a certificate or certificates for the Shares to the Optionee as soon as practicable after the Optionee has made any payment required under subsection (d) below. Shares issued pursuant to the exercise of this option will be issued only in the name of Optionee and may not be transferred into the name of any agent of or nominee for Optionee until such time as Optionee has complied with the terms of this Agreement.

     (d) Withholding Obligation. Issuance of Shares upon exercise of the Option shall be subject to the condition that the Optionee shall pay to the Corporation, in addition to the Purchase Price, the minimum amount the Corporation is required by law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with such exercise of the Option, if any. In lieu of the payment specified in this paragraph, Optionee may satisfy the obligation, in whole or in part, by the methods specified in subsection (b) above. In addition, unless the Committee determines otherwise and subject to such conditions as may be established by the Committee, the Optionee may elect to satisfy the withholding requirement, in whole or in part, by having the Corporation withhold shares of Common Stock with a Fair Market Value equal to the minimum statutory tax required to be withheld.

     (e) Deferral of Issuance of Shares. Anything in this Agreement to the contrary notwithstanding, if, at any time specified herein for the issuance of Shares to Optionee, any law, or any regulation or requirement of the U. S. Securities and Exchange Commission or other governmental authority having jurisdiction over such matter shall require either the Corporation or Optionee to take any action in connection with the Shares then to be issued, the issuance of such Shares shall be deferred until such action shall have been taken; the Corporation shall be under no obligation to take such action; and the Corporation shall have no liability whatsoever as a result of the non-issuance of such shares, except to refund to Optionee any consideration tendered in respect of the Purchase Price.

     (f) Stop Transfer Instructions. The Corporation may impose stop-transfer instructions with respect to any Shares (or other securities) subject to any restriction set forth in this Agreement until the restriction has been satisfied or terminates.

     6. Restrictions on Transfer of Option

     (a) Except as otherwise provided in subsections (b), (c) and (d) below, the Option may not be sold, exchanged, delivered, assigned, bequeathed or gifted, pledged, mortgaged, hypothecated or otherwise encumbered, transferred or permitted to be transferred, or otherwise disposed of, whether voluntarily, involuntarily or by operation of law (including, without limitation, the laws of bankruptcy, intestacy, descent and distribution or succession) or on an absolute or contingent basis. For purposes of this Section, any reference to Optionee shall (when applicable) be deemed to be and include references to Optionee’s estate, executors or administrators, personal or legal representatives and transferees (direct or indirect).

     (b) If permitted by the Committee, Optionee may transfer this Option to members of his or her Immediate Family (as defined below), to one or more trusts for the benefit of such Immediate Family members, to one or more partnerships where such Immediate Family members are the only partners, or to one or more limited liability companies (or similar entities) where such Immediate Family members are the only members or beneficial owners of the entity, if (i) the Optionee does not receive any consideration in any form whatsoever for such transfer, (ii) such transfer is permitted under applicable tax laws, and (iii) if the Optionee is an “Insider,” such transfer is permitted under Rule 16b-3 of the Securities Exchange Act of 1934, as amended. For purposes hereof, “Immediate Family” means the Optionee and the Optionee’s spouse, children and grandchildren.

     (c) In the event of Optionee’s death, the Option may be transferred to any executor, administrator, personal or legal representative, legatee, heir or distributee of the estate of Optionee.

     (d) In the event of Optionee’s divorce, Optionee may transfer some or all of the Option to his or her former spouse incident to Optionee’s divorce from the former spouse.

     (e) As a condition precedent to the transfer of the Option, each and every prospective transferee shall (i) provide or cause to be provided to the Corporation, at its request, sufficient evidence of the legal right and authority of such prospective transferee to have the Option so transferred and (ii) comply with the provisions of this Agreement. Any Option so transferred pursuant to this Section shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable to said Option immediately prior to the transfer thereof, and any reference in this Agreement to the performance of services for the Corporation by the Optionee shall continue to refer to the performance by the transferring Optionee.

     7. Rights Prior to Exercise

     Optionee shall not be deemed for any purpose to be a shareholder of the Corporation with respect to any Shares as to which this Option shall not have been exercised and payment made as hereby provided and a stock certificate for such Shares actually issued to Optionee. No adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

     8. Employment of Optionee

     Nothing in this Agreement shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Corporation, any Subsidiary or affiliate shall continue to employ Optionee, nor shall this Agreement affect in any way the right of the Corporation, any Subsidiary or affiliate to terminate the employment or other service of Optionee at any time and for any reason. By Optionee’s execution of this Agreement, Optionee acknowledges and agrees that Optionee’s employment or other service to the Corporation, any Subsidiary or affiliate is “at will.” No change of Optionee’s duties with respect to the Corporation, any Subsidiary or affiliate shall result in, or be deemed to be, a modification of any of the terms of this Agreement. Optionee acknowledges and agrees that the award and acceptance of the Option pursuant to this Agreement does not entitle Optionee to future grants under the Plan or any other plan.

     9. Burden and Benefit

     (a) This Agreement shall be binding upon and inure to the benefit of any assignee or successor in interest to the Corporation, whether by merger, consolidation or the sale of all or substantially all of the Corporation’s assets.

     (b) This Agreement shall be binding upon and inure to the benefit of Optionee and his or her legal representative and any person to whom the Options may be transferred by will, the applicable laws of descent and distribution, or otherwise in accordance with the terms of the Plan.

     10. Notices

     Any and all notices under this Agreement shall be in writing, and sent by hand delivery or by certified or registered mail (return receipt requested and first-class postage prepaid), in the case of the Corporation, to its principal executive offices to the attention of the Chief Financial Officer, and, in the case of Optionee, to Optionee’s address as shown on the Corporation’s records.

     11. Specific Performance

     Strict compliance by Optionee shall be required with each and every provision of this Agreement. The parties hereto agree that the Shares are unique, that Optionee’s failure to perform the obligations provided by this Agreement will result in irreparable damage to the Corporation and that specific performance of Optionee’s obligations may be obtained by suit in equity.

     12. Entire Agreement

     The parties hereto agree that this Agreement sets forth all of the promises, agreements, conditions, understandings, warranties, and representations between the parties with respect to the Option and Shares and that there are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied between the parties with respect to the Option and Shares other than as set forth in this Agreement and in the Plan. Any modifications or any waiver of any provision contained in this Agreement shall not be valid unless made in writing and signed by the person or persons sought to be bound by such waiver or modifications.

     13. Severability

     The provisions of the Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

     14. Waiver

     The waiver by the Corporation of a breach of any provision of this Agreement by the Optionee shall not operate or be construed as a waiver of any subsequent breach by the Optionee.

     15. Terms and Conditions of Plan

     The Option and the terms and conditions set forth herein are subject in all respects to the terms and conditions of the Plan (which are incorporated herein by reference). Except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan. To the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, such term or provision of the Plan shall control.

     16. Authority of Committee

     All determinations made by the Committee with respect to the interpretation, construction and application of any provision of this Agreement shall be final, conclusive and binding on the parties.

     17. Covenants and Representations of Optionee

     Optionee represents, warrants, covenants and agrees with the Corporation as follows:

     (a) Optionee has not relied upon the Corporation with respect to any tax consequences related to the grant or exercise of this Option, or the disposition of Shares purchased pursuant to its exercise. Optionee acknowledges that, as a result of the grant and/or exercise of the Option, Optionee may incur a substantial tax liability. Optionee assumes full responsibility for all such consequences and the filing of all tax returns and elections Optionee may be required or find desirable to file in connection therewith.

     (b) Optionee will not distribute or resell any Shares (or other securities) issuable upon exercise of the Option granted hereby in violation of law. Optionee shall comply with all provisions of the Corporation’s Securities Trading Policy, as in effect from time to time.

     (c) The agreements, representations, warranties and covenants made by Optionee herein with respect to the Option shall also extend to and apply to all of the Shares issued to Optionee from time to time pursuant to exercise of the Option. Acceptance by Optionee of any certificate representing Shares shall constitute a confirmation by Optionee that all such agreements, representations, warranties and covenants made herein continue to be true and correct at that time.

     (d) As a condition to receiving this award, Optionee agrees to abide by the Corporation’s Equity Retention Policy, Compensation Recovery Policy and Stock Ownership Guidelines, each as in effect from time to time and to the extent applicable to Optionee from time to time.

     18. Limitation of Liability

     The liability of the Corporation under this Agreement and in the award of the Shares hereunder is limited to the obligations set forth herein with respect to such award, and nothing herein contained shall be interpreted as imposing any liability in favor of the Optionee or any others with respect to any loss, cost or expense which Optionee or any others may incur in connection with or arising out of any transaction involving the Shares.

     19. Governing Law

     This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without giving effect to the conflict of laws provisions thereof.

     20. Definitions

     (a) “Retirement” shall mean the Optionee’s Termination of Employment at a time when for an employee, the sum of the Optionee’s age and years of employment with the Corporation, its Subsidiaries and affiliates equals or exceeds 65.

     (b) “Termination of Employment” means the discontinuance of the Optionee’s service relationship with the Corporation and its Subsidiaries, including but not limited to service as an employee of the Corporation and its Subsidiaries, as a non-employee member of the board of directors of the Corporation, or as a consultant or advisor to the Corporation and its Subsidiaries. Except to the extent provided otherwise in an agreement or determined otherwise by the Committee, a Termination of Employment shall not be deemed to have occurred if the capacity in which the Optionee provides service to the Corporation changes (for example, a change from consultant status to employee status or vice versa) or if the Optionee transfers among the various entities constituting the Corporation and its Subsidiaries, so long as there is no interruption in the provision of service by the Optionee to the Corporation and its Subsidiaries. Optionee shall not be deemed to have incurred a Termination of Employment if the Optionee is on military leave, sick leave, or other bona fide leave of absence approved by the Corporation of 180 days or fewer (or any longer period during which the Optionee is guaranteed reemployment by statute or contract). In the event Optionee’s leave of absence exceeds this period, he or she will be deemed to have incurred a Termination of Employment on the day following the expiration date of such period.

     (c) “Good Reason” shall have the meaning assigned to such term in the employment agreement, if any, between the Optionee and the Corporation, a Subsidiary or an affiliate, provided, however that if there is no such employment agreement in which such term is defined, “Good Reason” shall mean any of the following acts by the Corporation, a Subsidiary or an affiliate within the two-year period following the effective date of a Change in Control, without the consent of the Optionee (in each case, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Corporation, a Subsidiary or an affiliate promptly after receipt of notice thereof given by the Optionee): (i) the assignment to the Optionee of duties or responsibilities materially inconsistent with, or a material diminution in, the Optionee’s position, authority, duties or responsibilities as in effect on the date of the Change in Control, (ii) a material reduction in the Optionee’s base salary as in effect on the date of the Change in Control, (iii) except with regard to international employees, the relocation, without consent, of Optionee’s principal place of employment more than 25 miles from the location at which the Optionee was stationed immediately prior to the Change in Control, or (iv) any material breach of any employment agreement between the Optionee and the Corporation, a Subsidiary or an affiliate; provided that any event described in clauses (i) through (iv) above shall constitute Good Reason only if the Corporation fails to rescind or cure such event within 30 days after receipt from the Optionee of written notice of the event which constitutes Good Reason; and provided, further, that Good Reason shall cease to exist for an event or condition described in clauses (i) through (iv) above on the 60th day following the latter of its occurrence or the Optionee’s knowledge thereof, unless the Optionee has given the Corporation written notice thereof prior to such date.

     21. Forfeiture in the Event of Competition and/or Solicitation or other Detrimental Acts

     In return for granting the Option to Optionee, Optionee agrees to the following restrictions:

     (a) Optionee expressly agrees and covenants that during the Restricted Period (as defined below), Optionee shall not, without the prior written consent of the Corporation, directly or indirectly:

     (i) own, manage, control, participate in, consult with, become employed by or otherwise render services to any Competitive Business (as defined below) in the Territory (as defined below), except that it shall not be considered a violation of this clause for the Optionee to be a passive owner of not more than two percent of the outstanding stock of any class of any corporation which is publicly traded, so long as Optionee has no active participation in the business of such corporation;

     (ii) induce or attempt to induce any customer, supplier, client or other business relation of the Corporation or its affiliates to cease doing business with the Corporation or its affiliates if such cessation could reasonably be expected to result in material harm to the Corporation;

     (iii) induce or attempt to induce any employee of the Corporation or its affiliates to leave the employ of the Corporation or its affiliates, or in any way interfere with the relationship between the Corporation or its affiliates and any person employed by them; or

     (iv) violate the Corporation’s Securities Trading Policy.

     (b) Optionee expressly agrees and covenants that Optionee will not, without the prior written consent of the Corporation, directly or indirectly, disclose or use at any time before or after Optionee’s Termination of Employment any Confidential Information (as defined below) of which Optionee is or becomes aware, whether or not such information is developed by Optionee, except to the extent such disclosure or use is directly related to and appropriate in connection with Optionee’s performance of duties assigned to Optionee by the Corporation or its affiliates. Under all circumstances and at all times, Optionee will take all appropriate steps to safeguard Confidential Information in his or her possession and to protect it against disclosure, misuse, espionage, loss and theft.

     (c) If the Committee determines that Optionee has violated any provisions of this Section 21 or that Optionee’s employment has been terminated for Cause, then Optionee agrees and covenants that:

     (i) Optionee shall automatically forfeit any rights Optionee may have with respect to the Option as of the date of such determination; and

     (ii) if Optionee has exercised all or any part of the Option within the twelvemonth period immediately preceding a violation of this Section 21 or termination of Optionee’s employment for Cause, upon the Corporation’s demand, Optionee shall immediately deliver to the Corporation (A) any Shares acquired upon exercise of the Option, if the Optionee still owns the Shares (at which time the Corporation will deliver to the Optionee an amount equal to the Purchase Price for such Shares), or (B) if the Optionee no longer owns the Shares, an amount equal to the Gain realized by Optionee upon such exercise. For the purposes herein, “Gain” shall be equal to the disposition price per Shares of any Shares sold or disposed of, multiplied by the number of Shares sold or disposed of, minus the Exercise Price paid for the Shares, and less any taxes paid which are not refundable or for which the Optionee does not otherwise receive a tax credit or other form of reimbursement.

(d) Definitions. For purposes of this Section 21, the following definitions shall apply:

     (i) “Competitive Business” means any business listed on Exhibit A hereto.

     (ii) “Confidential Information” means information that is not generally known to the public and that was or is used, developed or obtained by the Corporation or its affiliates in connection with the business of the Corporation or its affiliates and which constitutes trade secrets or information which they have attempted to protect, which may include, but is not limited to, trade “know-how,” customer information, supplier information, cost and pricing information, marketing and sales techniques, strategies and programs, computer programs and software and financial information. It shall not include information (a) required to be disclosed by court or administrative order; (b) lawfully obtainable from other sources or which is in the public domain through no fault of Optionee; or (c) the disclosure of which is consented to in writing by the Corporation.

     (iii) “Restricted Period” means the period during which Optionee is employed by the Corporation or an affiliate and twelve months following the date that Optionee ceases to be employed by the Corporation or an affiliate for any reason whatsoever.

     (iv) “Territory” means:

     (v) The entire United States and any other country where the Corporation or any of its Subsidiaries, joint venturers, franchisees or affiliates has operated a retail facility at which the Corporation’s products have been sold at any time in the one-year period ending on the last day of Optionee’s employment with the Corporation or its affiliates;

     (vi) In the event that the preceding clause shall be determined by judicial action to define too broad a territory to be enforceable, then “Territory” shall mean the entire United States;

     (vii) In the event that the preceding clauses shall be determined by judicial action to define too broad a territory to be enforceable, then “Territory” shall mean the states in the United States where the Corporation or any of its Subsidiaries, joint venturers, franchisees or affiliates has operated a retail facility at which the Corporation’s products have been sold at any time in the one-year period ending on the last day of Optionee’s employment with Corporation or its affiliates;

     (viii) In the event that the preceding clauses shall be determined by judicial action to define too broad a territory to be enforceable, then “Territory” shall mean the area that includes all of the areas that are within a 50-mile radius of any retail store location in the United States at which the Corporation’s products have been sold at any time in the one-year period ending on the last day of Optionee’s employment with the Corporation or its affiliates; and

     (ix) In the event that the preceding clauses shall be determined by judicial action to define too broad a territory to be enforceable, then “Territory” shall mean the entire state of North Carolina.

     (e) The Corporation may require Optionee, in connection with the exercise of the Option, to certify in a manner acceptable to the Corporation that Optionee has not violated the terms of this Section 21 and may decline to give effect to such exercise if Optionee fails so to certify. If Optionee is required to repay any Option Gain to the Corporation pursuant to this Section 21, Optionee shall pay such amount in such manner and on such terms and conditions as the Corporation may require, and the Corporation shall be entitled to withhold or set-off against any other amount owed to Optionee by the Corporation or any of its affiliates (other than any amount owed to Optionee under any retirement plan intended to be qualified under Section 401(a) of the Code (as defined herein)) up to any amount sufficient to satisfy any unpaid obligation of Optionee under this Section 21.

     (f) Optionee acknowledges and agrees that the period, scope and geographic areas of restriction imposed upon Optionee by the provisions of Section 21 are fair and reasonable and are reasonably required for the protection of the Corporation. In the event that any part of this Agreement, including, without limitation, Section 21, is held to be unenforceable or invalid, the remaining parts of Section 21 and this Agreement shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part of this Agreement. If any one of the provisions in this Section 21 is held to be excessively broad as to period, scope and geographic areas, any such provision shall be construed by limiting it to the extent necessary to be enforceable under applicable law.

     (g) Optionee acknowledges that breach by Optionee of this Agreement would cause irreparable harm to the Corporation and that, in the event of such breach, the Corporation shall have, in addition to monetary damages and other remedies at law, the right to an injunction, specific performance and other equitable relief to prevent violations of Optionee’s obligations hereunder.

     22. Holding Period After Resignation or Termination

     In return for granting the Option to Optionee, Optionee agrees that in the event of Optionee’s Termination of Employment in a manner that would otherwise permit Optionee to exercise Optionee’s options to purchase Common Stock after leaving employment by the Corporation, Optionee will nevertheless delay making any transactions in the Corporation’s stock until such time as the Corporation has filed its next succeeding quarterly (10-Q) or annual (10-K) financial filing, as applicable, with the U.S. Securities and Exchange Commission.

[Signature Page to Follow]

     IN WITNESS WHEREOF, the Corporation and Optionee have executed this Agreement hereto as of the day and year first above written.

KRISPY KREME DOUGHNUTS, INC.

By:

Title:

OPTIONEE

Signature:

Printed Name:	Kenneth A. May

Exhibit A

To Nonqualified Stock Option Agreement

The following businesses, together with their subsidiaries, are the businesses for purposes of this Agreement:

Dunkin Brands Inc.
Tim Hortons, Inc.
George Weston Limited
Interstate Bakeries Corporation
Flowers Foods, Inc.
McKee Foods Inc.
Starbucks

STOCK OPTION EXERCISE FORM

This form must be completed and returned to Krispy Kreme’s Chief Financial Officer on or before 1:00 p.m. Eastern Standard Time on date of exercise.

NAME (please print):	SOCIAL SECURITY NO.:

SECTION I

HOME ADDRESS:	WORK ADDRESS:

HOME TELEPHONE:	WORK TELEPHONE:

SECTION II: I wish to exercise the following options:

A	B	C	D

GRANT DATE	NUMBER OF	EXERCISE	TOTAL PURCHASE PRICE:
	OPTIONS	PRICE	(COLUMN B x COLUMN C)

TOTAL

SECTION III		SECTION IV
I elect to pay for my shares (check one):		I elect to pay my taxes on this transaction
(check one):
☐	Broker assisted Cashless Exercise	☐	Sell shares to cover taxes (Broker
assisted Cashless Exercise)
☐	Cash Purchase by Check (payable to	☐	Check (payable to Krispy Kreme
	Krispy Kreme Doughnuts, Inc.)		Doughnuts, Inc.)
		☐	Share withholding

Signature	Date of Exercise

Return form to:	KRISPY KREME DOUGHNUT CORPORATION
ATTN: Chief Financial Officer
P.O. Box 83
Winston-Salem, NC 27102
Phone: 336-725-2981

Exhibit B

FORM OF

KRISPY KREME DOUGHNUTS, INC.
RESTRICTED STOCK UNIT AGREEMENT

     THIS AGREEMENT is made as of November 28, 2011, by and between Krispy Kreme Doughnuts, Inc., a North Carolina corporation having its principal office at 370 Knollwood Street, Winston-Salem, North Carolina 27103 (the “Corporation”), and Kenneth A. May (“Employee”).

W I T N E S S E T H:

     WHEREAS, the Board of Directors and shareholders of the Corporation have approved the Krispy Kreme Doughnuts, Inc. 2000 Stock Incentive Plan (the “Plan”), for the purposes and subject to the provisions set forth in the Plan;

     WHEREAS, the Plan provides for the grant of “restricted stock,” which is defined in Article 2(cc) of the Plan to include the right to receive shares of Common Stock in the future;

     WHEREAS, under the definition of “restricted stock” in Article 2(cc) and the provisions of Article 8 of the Plan, the issuance of restricted stock units, which are rights to receive shares of stock at a specified time in the future and following the lapse of applicable restrictions, is authorized;

     WHEREAS, pursuant to authority granted to it in the Plan, the Compensation Committee of the Board of Directors of the Corporation (the “Committee”) has, on behalf of the Corporation, granted to Employee restricted stock units with respect to the Common Stock of Krispy Kreme Doughnuts, Inc., as set forth below; and

     WHEREAS, this Agreement evidences the grant of restricted stock units under the Plan.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. Award of Restricted Stock Units

     This Agreement sets forth the terms of an award to the Employee of 50,000 restricted stock units (the “Restricted Stock Units”), subject to, and in accordance with, the restrictions, terms and conditions set forth in the Plan and this Agreement. The grant date of this award of Restricted Stock Units is November 28, 2011 (“Grant Date”). Each Restricted Stock Unit will entitle the Employee to receive one share of Common Stock at the time, and subject to the conditions, set forth herein and in the Plan.

     2. Restrictions

     If Employee remains employed, Employee shall become vested in the Restricted Stock Units in four installments beginning on November 28, 2012, and continuing on the next three anniversaries of such date (each such date shall be a “Vesting Date”), all as set forth below:

Number of
Units that Vest
Date	on such Date
November 28, 2012	12,500
November 28, 2013	12,500
November 28, 2014	12,500
November 28, 2015	12,500

     Any unvested Restricted Stock Units shall be automatically forfeited upon the Employee’s Termination of Employment for any reason other than due to Employee’s death, Disability or Termination of Employment after becoming Retirement Eligible, or as provided in Section 7 herein in the event of a Change in Control. In the event (a) of a Termination of Employment of the Employee due to his or her death or Disability, or (b) that the Employee becomes Retirement Eligible, his or her Restricted Stock Units shall become immediately vested in full, provided, however, that distribution of the Shares subject to such Restricted Stock Units shall be made only as provided in Section 3 herein. For purposes of this Agreement, employment with a Subsidiary of the Corporation shall be considered employment with the Corporation. Unless otherwise provided by the Committee, all amounts receivable in connection with any adjustments to the Common Stock under Section 4.4 of the Plan shall be subject to the vesting schedule in this Section 2.

     3. Distribution of Common Stock

     Subject to the terms of Sections 8 and 25, and except as otherwise provided in this Section 3, the Corporation shall distribute to Employee (or his or her heirs in the event of Employee’s death) at the time of vesting of the Restricted Stock Units (as provided in Sections 2 or 7 hereof), a number of shares of Common Stock equal to the number of Restricted Stock Units then held by Employee that became vested at such time. Shares of Common Stock or any other benefit subject to the Restricted Stock Units shall, upon vesting of the Restricted Stock Units pursuant to Section 2 or Section 7 (and except as otherwise provided in Sections 2 and 3 herein in the event of Retirement Eligibility), be issued and distributed to the Employee (or his beneficiary) no later than the later of (a) the 15th day of the third month following the Employee’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or (b) the 15th day of the third month following the end of the Corporation’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or otherwise in accordance with Code Section 409A. Shares subject to the Restricted Stock Units which become vested upon the Employee’s becoming Retirement Eligible shall be distributed upon the first to occur of (i) each Vesting Date(s) as specified in Section 2 herein, (ii) the date of the Employee’s Termination of Employment (that is, the date of the Employee’s separation from service, as defined under Code Section 409A) after becoming Retirement Eligible, (iii) the date of the Employee’s death, (iv) the date of the Employee’s Disability (as defined under Code Section 409A) or (v) the date of the Employee’s Termination of Employment by the Corporation not for Cause or by the Employee for Good Reason within two years after the effective date of a Change in Control (as defined under Code Section 409A).

     4. Rights and Restrictions

     The Restricted Stock Units shall not be transferable, other than pursuant to will or the laws of descent and distribution. Prior to vesting of the Restricted Stock Units and delivery of the shares of Common Stock to Employee, Employee shall not have any rights or privileges of a shareholder as to the shares of Common Stock subject to the Restricted Stock Units. Specifically, Employee shall not have the right to receive dividends or the right to vote such shares of Common Stock prior to vesting of the Restricted Stock Units and delivery of the shares of Common Stock.

     5. Certificates

     Except as otherwise provided in Section 3 herein (regarding Retirement Eligibility) upon the vesting of the Restricted Stock Units pursuant to the terms hereof and the satisfaction of any withholding tax liability pursuant to Section 8 hereof, certificates evidencing the shares of Common Stock required to be delivered pursuant to the terms hereof shall be delivered to Employee or other evidence of ownership of such shares of Common Stock shall be provided to Employee, such as tracking through book entry.

     6. Transfer of Common Stock

     The Common Stock delivered hereunder may be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, only in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Corporation, applicable federal and state securities laws or any other applicable laws or regulations and the terms and conditions hereof.

     7. Change in Control

     Notwithstanding the other provisions of the Agreement, in the event of a Change in Control, the Restricted Stock Units will become vested in full if the Employee is an Employee at the time of the Change in Control and incurs a Termination of Employment within two years after the effective date of a Change in Control, provided such Termination of Employment is (a) by the Corporation not for Cause or (b) by the Employee for Good Reason. For purposes of this Agreement, (i) “Change in Control” shall have the meaning set forth in the Plan, except in the case of a transaction described in clauses (1) or (3) of paragraph (b) of such definition, the consummation of such a transaction, rather than the approval by shareholders of the Corporation of such transaction or agreement to effect such a transaction, shall constitute a Change in Control (except as otherwise provided in Section 3 herein); (ii) “Cause” shall have the meaning set forth in the Plan; (iii) “Good Reason” shall have the meaning set forth in Section 22(c) of this Agreement, and (iv) “Corporation” shall include the successor to the Corporation’s business or assets, or if all or substantially all of the voting stock of the Corporation is held by another public company, such public company.

     8. Taxes and Withholding

     (a) Employee shall be responsible for all federal, state and local income taxes payable with respect to this award of Restricted Stock Units. Employee acknowledges that he or she may incur substantial tax liability arising out of the grant of Restricted Stock Units to him or her.

     (b) The Corporation shall have the right to retain and withhold from any distribution of Common Stock in respect of Restricted Stock Units the minimum amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such Restricted Stock Units. At its discretion, the Corporation may require Employee to immediately reimburse the Corporation for any such taxes required to be withheld and may withhold any distribution in whole or in part until the Corporation is so reimbursed. In lieu thereof, the Corporation shall have the right to withhold from any other cash amounts due to Employee an amount equal to such taxes required to be withheld or withhold and cancel (in whole or in part) a number of shares of Common Stock having a market value equal to the amount of such taxes. In addition, Employee may elect to satisfy the withholding requirement, in whole or in part, by having the Corporation withhold shares of Common Stock with a Fair Market Value equal to the minimum statutory tax required to be withheld. The right to withhold shares of Common Stock with a Fair Market Value equal to the minimum statutory tax required to be withheld to satisfy the withholding requirement may be withdrawn by the approval of the Committee.

     9. Modification of Agreement

     This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

     10. Severability

     The provisions of the Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

     11. Notices

     Any and all notices under this Agreement shall be in writing, and sent by hand delivery or by certified or registered mail (return receipt requested and first-class postage prepaid), in the case of the Corporation, to its principal executive offices to the attention of the Chief Financial Officer, and, in the case of Employee, to Employee’s address as shown on the Corporation’s records.

     12. Binding Effect

     (a) This Agreement shall be binding upon and inure to the benefit of any assignee or successor in interest to the Corporation, whether by merger, consolidation or the sale of all or substantially all of the Corporation’s assets.

     (b) This Agreement shall be binding upon and inure to the benefit of Employee and his or her legal representative and any person to whom the Restricted Stock Units may be transferred by will, the applicable laws of descent and distribution, or otherwise in accordance with the terms of the Plan.

     13. Agreement to be Bound by Plan

     Employee hereby acknowledges that Employee fully understands his or her rights under the Plan, and that Employee agrees to be bound by all the terms and provisions of the Plan.

     14. Plan Controls

     The Restricted Stock Units and the terms and conditions set forth herein are subject in all respects to the terms and conditions of the Plan (which are incorporated herein by reference). Except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan. To the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, such term or provision of the Plan shall control.

     15. Rights to Future Grants; Compliance with Law

     Nothing in this Agreement shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Corporation, any Subsidiary or affiliate shall continue to employ Employee, nor shall this Agreement affect in any way the right of the Corporation, any Subsidiary or affiliate to terminate the employment or other service of Employee at any time and for any reason. By Employee’s execution of this Agreement, Employee reaffirms and acknowledges and agrees that Employee’s employment or other service to the Corporation, any Subsidiary or affiliate is “at will.” No change of Employee’s duties with respect to the Corporation, any Subsidiary or affiliate shall result in, or be deemed to be, a modification of any of the terms of this Agreement. Employee acknowledges and agrees that the award and acceptance of Restricted Stock Units pursuant to this Agreement does not entitle Employee to future grants under the Plan or any other plan.

     16. Covenants and Representations of Employee

     Employee represents, warrants, covenants and agrees with the Corporation as follows:

     (a) Employee has not relied upon the Corporation with respect to any tax consequences related to the Restricted Stock Units or shares of Common Stock subject thereto. Employee assumes full responsibility for all such tax consequences and the filing of all tax returns Employee may be required to file in connection therewith.

     (b) Employee will not distribute or resell any Common Stock (or other securities) issuable hereunder in violation of law. Employee shall comply with all provisions of the Corporation’s Securities Trading Policy, as in effect from time to time.

     (c) The agreements, representations, warranties and covenants made by Employee herein with respect to the Restricted Stock Units shall also extend to and apply to all of the shares of Common Stock issued to Employee from time to time pursuant to the Restricted Stock Units. Acceptance by Employee of any certificate representing shares of Common Stock shall constitute a confirmation by Employee that all such agreements, representations, warranties and covenants made herein continue to be true and correct at that time.

     (d) As a condition to receiving this award, Employee agrees to abide by the Corporation’s Equity Retention Policy, Compensation Recovery Policy and Stock Ownership Guidelines, each as in effect from time to time and to the extent applicable to Employee from time to time.

     17. Governing Law

     This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without giving effect to the conflict of laws provisions thereof.

     18. Waiver

     The waiver by the Corporation of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

     19. Limitation of Liability

     The liability of the Corporation under this Agreement and in the award of the Restricted Stock Units hereunder is limited to the obligations set forth herein with respect to such award, and nothing herein contained shall be interpreted as imposing any liability in favor of Employee or any others with respect to any loss, cost or expense which Employee or others may incur in connection with or arising out of any transaction involving the Restricted Stock Units.

     20. Entire Agreement

     The parties hereto agree that this Agreement sets forth all of the promises, agreements, conditions, understandings, warranties, and representations between the parties with respect to the award of Restricted Stock Units and that there are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied between the parties with respect to the award of Restricted Stock Units other than as set forth in this Agreement and in the Plan. Any modifications or any waiver of any provision contained in this Agreement shall not be valid unless made in writing and signed by the person or persons sought to be bound by such waiver or modifications.

     21. Authority of Committee

     All determinations made by the Committee with respect to the interpretation, construction and application of any provision of this Agreement shall be final, conclusive and binding on the parties.

     22. Definitions

     (a) “Retirement Eligible” or “Retirement Eligibility” shall mean a time when the sum of Employee’s age and years of employment with the Corporation, its Subsidiaries and affiliates equals or exceeds 65.

     (b) “Termination of Employment” means the discontinuance of Employee’s service relationship with the Corporation and its Subsidiaries, including but not limited to service as an employee of the Corporation and its Subsidiaries, as a non-employee member of the board of directors of the Corporation, or as a consultant or advisor to the Corporation and its Subsidiaries. Except to the extent provided otherwise in an agreement or determined otherwise by the Committee, a Termination of Employment shall not be deemed to have occurred if the capacity in which Employee provides service to the Corporation changes (for example, a change from consultant status to Employee status, or vice versa) or if Employee transfers among the various entities constituting the Corporation and its Subsidiaries, so long as there is no interruption in the provision of service by Employee to the Corporation and its Subsidiaries. Employee shall not be deemed to have incurred a Termination of Employment if Employee is on military leave, sick leave, or other bona fide leave of absence approved by the Corporation of 180 days or fewer (or any longer period during which Employee is guaranteed reemployment by statute or contract.) In the event an Employee’s leave of absence exceeds this period, he or she will be deemed to have incurred a Termination of Employment on the day following the expiration date of such period.

     (c) “Good Reason” shall have the meaning assigned to such term in the employment agreement, if any, between the Employee and the Corporation, a Subsidiary or an affiliate, provided, however that if there is no such employment agreement in which such term is defined, “Good Reason” shall mean any of the following acts by the Corporation, a Subsidiary or an affiliate within the two year period following the effective date of a Change in Control, without the consent of the Employee (in each case, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Corporation, a Subsidiary or an affiliate promptly after receipt of notice thereof given by the Employee): (i) the assignment to the Employee of duties or responsibilities materially inconsistent with, or a material diminution in, the Employee’s position, authority, duties or responsibilities as in effect on the date of the Change in Control, (ii) a material reduction in the Employee’s base salary as in effect on the date of the Change in Control, (iii) except with regard to international employees, the relocation, without consent, of Employee’s principal place of employment more than 25 miles from the location at which the Employee was stationed immediately prior to the Change in Control, or (iv) any material breach of any employment agreement between the Employee and the Corporation, a Subsidiary or an affiliate; provided that any event described in clauses (i) through (iv) above shall constitute Good Reason only if the Corporation fails to rescind or cure such event within 30 days after receipt from the Employee of written notice of the event which constitutes Good Reason; and provided, further, that Good Reason shall cease to exist for an event or condition described in clauses (i) through (iv) above on the 60th day following the latter of its occurrence or the Employee’s knowledge thereof, unless the Employee has given the Corporation written notice thereof prior to such date.

     23. Forfeiture in the Event of Competition and/or Solicitation or other Detrimental Acts

     In return for granting the Restricted Stock Units to Employee, Employee agrees to the following restrictions.

     (a) Employee expressly agrees and covenants that during the Restricted Period (as defined below), Employee shall not, without the prior written consent of the Corporation, directly or indirectly:

          (i) own, manage, control, participate in, consult with, become employed by or otherwise render services to any Competitive Business (as defined below) in the Territory (as defined below), except that it shall not be considered a violation of this clause for Employee to be a passive owner of not more than two percent of the outstanding stock of any class of any corporation which is publicly traded, so long as Employee has no active participation in the business of such corporation;

          (ii) induce or attempt to induce any customer, supplier, client or other business relation of the Corporation or its affiliates to cease doing business with the Corporation or its affiliates if such cessation could reasonably be expected to result in material harm to the Corporation;

          (iii) induce or attempt to induce any employee of the Corporation or its affiliates to leave the employ of the Corporation or its affiliates, or in any way interfere with the relationship between the Corporation or its affiliates and any person employed by them; or

          (iv) violate the Corporation’s Securities Trading Policy.

     (b) Employee expressly agrees and covenants that Employee will not, without the prior written consent of the Corporation, directly or indirectly, disclose or use at any time before or after Employee’s Termination of Employment any Confidential Information (as defined below) of which Employee is or becomes aware, whether or not such information is developed by Employee, except to the extent such disclosure or use is directly related to and appropriate in connection with Employee’s performance of duties assigned to Employee by the Corporation or its affiliates. Under all circumstances and at all times, Employee will take all appropriate steps to safeguard Confidential Information in his or her possession and to protect it against disclosure, misuse, espionage, loss and theft.

     (c) If the Committee determines that Employee has violated any provisions of this Section 23 or that Employee’s employment has been terminated for Cause, then Employee agrees and covenants that:

          (i) Employee shall automatically forfeit any rights Employee may have with respect to the Restricted Stock Units as of the date of such determination; and

          (ii) if Employee has received a distribution of all or any part of the Common Stock subject to the Restricted Stock Units within the twelve-month period immediately preceding a violation of this Section 23 or termination of Employee’s employment for Cause, upon the Corporation’s demand, Employee shall immediately deliver to the Corporation (A) the shares of Common Stock subject to the Restricted Stock Units which have been distributed during such period (without the payment by the Corporation of any consideration for such shares), if the Employee still owns such shares, or (B) if the Employee no longer owns the Shares, an amount equal to the Gain realized by the Employee with respect to the shares of Common Stock subject to the Restricted Stock Units. For the purposes herein, “Gain” shall be equal to the disposition price per share of any shares of Common Stock received pursuant to the Restricted Stock Units which shares were sold or disposed of, multiplied by the number of such shares sold or disposed of, and less any taxes paid which are not refundable or for which the Employee does not otherwise receive a tax credit or other form of reimbursement.

     (d) Definitions. For purposes of this Section 23 the following definitions shall apply:

          (i) “Competitive Business” means any business listed on Exhibit A hereto.

          (ii) “Confidential Information” means information that is not generally known to the public and that was or is used, developed or obtained by the Corporation or its affiliates in connection with the business of the Corporation or its affiliates and which constitutes trade secrets or information which they have attempted to protect, which may include, but is not limited to, trade “knowhow,” customer information, supplier information, cost and pricing information, marketing and sales techniques, strategies and programs, computer programs and software and financial information. It shall not include information (a) required to be disclosed by court or administrative order; (b) lawfully obtainable from other sources or which is in the public domain through no fault of Employee; or (c) the disclosure of which is consented to in writing by the Corporation.

          (iii) “Restricted Period” means the period during which Employee is employed by the Corporation or an affiliate and twelve months following the date that Employee ceases to be employed by the Corporation or an affiliate for any reason whatsoever.

          (iv) “Territory” means:

     (A) The entire United States and any other country where the Corporation or any of its Subsidiaries, joint venturers, franchisees or affiliates has operated a retail facility at which the Corporation’s products have been sold at any time in the one-year period ending on the last day of Employee’s employment with the Corporation or its affiliates;

     (B) In the event that the preceding clause shall be determined by judicial action to define too broad a territory to be enforceable, then “Territory” shall mean the entire United States;

     (C) In the event that the preceding clauses shall be determined by judicial action to define too broad a territory to be enforceable, then “Territory” shall mean the states in the United States where the Corporation or any of its Subsidiaries, joint venturers, franchisees or affiliates has operated a retail facility at which the Corporation’s products have been sold at any time in the one-year period ending on the last day of Employee’s employment with Corporation or its affiliates;

     (D) In the event that the preceding clauses shall be determined by judicial action to define too broad a territory to be enforceable, then “Territory” shall mean the area that includes all of the areas that are within a 50-mile radius of any retail store location in the United States at which the Corporation’s products have been sold at any time in the one-year period ending on the last day of Employee’s employment with the Corporation or its affiliates; and

     (E) In the event that the preceding clauses shall be determined by judicial action to define too broad a territory to be enforceable, then “Territory” shall mean the entire state of North Carolina.

     (e) The Corporation may require Employee, in connection with the distribution of Shares under the Restricted Stock Units, to certify in a manner acceptable to the Corporation that Employee has not violated the terms of this Section 23 and may decline to distribute such Shares if Employee fails so to certify. If Employee is required to repay any amount to the Corporation pursuant to this Section 23, Employee shall pay such amount in such manner and on such terms and conditions as the Corporation may require, and the Corporation shall be entitled to withhold or set-off against any other amount owed to Employee by the Corporation or any of its affiliates (other than any amount owed to Employee under any retirement plan intended to be qualified under Section 401(a) of the Code (as defined herein)) up to any amount sufficient to satisfy any unpaid obligation of Employee under this Section 23.

     (f) Employee acknowledges and agrees that the period, scope and geographic areas of restriction imposed upon Employee by the provisions of Section 23 are fair and reasonable and are reasonably required for the protection of the Corporation. In the event that any part of this Agreement, including, without limitation, this Section 23, is held to be unenforceable or invalid, the remaining parts of Section 23 and this Agreement shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part of this Agreement. If any one of the provisions in this Section 23 is held to be excessively broad as to period, scope and geographic areas, any such provision shall be construed by limiting it to the extent necessary to be enforceable under applicable law.

     (g) Employee acknowledges that breach by Employee of this Agreement would cause irreparable harm to the Corporation and that, in the event of such breach, the Corporation shall have, in addition to monetary damages and other remedies at law, the right to an injunction, specific performance and other equitable relief to prevent violations of Employee’s obligations hereunder.

     24. Holding Period After Resignation or Termination

     In return for granting the Restricted Stock Units to Employee, Employee agrees that in the event of Employee’s Termination of Employment, Employee will delay making any transactions in the Corporation’s Common Stock until such time as the Corporation has filed its next succeeding quarterly (10-Q) or annual (10-K) financial filing, as applicable, with the U. S. Securities and Exchange Commission.

     25. Section 409A

     It is intended that this Agreement will comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and any regulations and guidelines promulgated thereunder (collectively, “Section 409A”), to the extent the Agreement is subject thereto, and the Agreement shall be interpreted on a basis consistent with such intent. The Agreement may be amended in any respect deemed necessary by the Committee in order to preserve compliance with Section 409A of the Code. Notwithstanding any provision to the contrary in this Agreement, if Employee is deemed on the date of his or her “separation from service” (within the meaning of Treas. Reg. Section 1.409A-1(h)) with the Corporation to be a “specified employee” (within the meaning of Treas. Reg. Section 1.409A-1(i)), then with regard to any payment that is considered deferred compensation under Section 409A payable on account of a “separation from service” that is required to be delayed pursuant to Section 409A(a)(2)(B) of the Code (after taking into account any applicable exceptions to such requirement), such payment shall be made on the date that is the earlier of (i) the expiration of the six (6)-month period measured from the date of Employee’s “separation from service,” or (ii) the date of Employee’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 25 shall be paid to Employee in a lump sum. Notwithstanding any provision of this Agreement to the contrary, for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment constituting deferred compensation for purposes of Section 409A, references to Employee’s “termination of employment” (and corollary terms) with the Corporation shall be construed to refer to Employee’s “separation from service” (within the meaning of Treas. Reg. Section 1.409A-1(h)) with the Corporation. No action or failure to act pursuant to this Section 25 shall subject the Corporation to any claim, liability, or expense, and the Corporation shall not have any obligation to indemnify or otherwise protect Employee from the obligation to pay any taxes, interest or penalties pursuant to Section 409A.

[Signature Page to Follow]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

KRISPY KREME DOUGHNUTS, INC.

By:
Title:

EMPLOYEE

Signature:
Printed Name:	Kenneth A. May

Exhibit A

To Restricted Stock Unit Agreement

     The following businesses, together with their subsidiaries, are the businesses for purposes of this Agreement:

Dunkin Brands Inc.
Tim Hortons, Inc.
George Weston Limited
Interstate Bakeries Corporation
Flowers Foods, Inc.
McKee Foods Inc.
Starbucks

Exhibit C

MUTUAL RELEASE

     This mutual release (this “Release”) is entered into as of this ____ day of ______, ____ (the “Release Date”) among Krispy Kreme Doughnut Corporation, a North Carolina corporation (“KKDC”), Krispy Kreme Doughnuts, Inc., a North Carolina corporation (the “Company” and, together with KKDC, the “Companies”) and Kenneth A. May (the “Executive”).

     1. Reference is hereby made to the amended and restated employment agreement dated as of November ___, 2011 (the “Employment Agreement”) by the parties hereto setting forth the agreements among the parties regarding the termination of the employment relationship between the Executive and the Companies. Capitalized terms used but not defined herein have the meanings ascribed to them in the Employment Agreement.

     2. The Executive, for himself, his spouse, heirs, executors, administrators, successors and assigns, hereby releases and discharges the Companies and its respective direct and indirect parents and subsidiaries, and other affiliated companies, and each of their respective past and present officers, directors, agents and employees, from any and all actions, causes of action, claims, demands, grievances and complaints, known and unknown, which the Executive or his spouse, heirs, executors, administrators, successors or assigns ever had or may have at any time through the Release Date. The Executive acknowledges and agrees that this Release is intended to and does cover, but is not limited to, (i) any claim of employment discrimination of any kind whether based on a federal, state or local statute or court decision, including the Age Discrimination in Employment Act with appropriate notice and rescission periods observed; (ii) any claim, whether statutory, common law or otherwise, arising out of the terms or conditions of the Executive’s employment at the Companies and/or the Executive’s separation from the Companies; enumeration of specific rights, claims and causes of action being released shall not be construed to limit the general scope of this Release. It is the intent of the parties that by this Release the Executive is giving up all rights, claims and causes of action occurring prior to the Release Date, whether or not any damage or injury therefrom has yet occurred. The Executive accepts the risk of loss with respect to both undiscovered claims and with respect to claims for any harm hereafter suffered arising out of conduct, statements, performance or decisions occurring before the Release Date.

     It is understood that the Executive has been advised to consult with an attorney prior to executing this Release; that he in fact has consulted a knowledgeable, competent attorney regarding this Release; that he may, before executing this Release, consider this Release for a period of 21 calendar days; and that the consideration he receives for this Release is in addition to amounts to which he was already entitled. If the Executive is signing this Release prior to the expiration of such 21-day period, the Executive is waiving his right to review the Release for such full 21-day period prior to signing it. It is further understood that the Executive may revoke this Release within seven calendar days from the date of execution hereof. If the Executive revokes this Release within such seven-day period, no severance benefit will be payable to him under the Employment Agreement and he shall return to the Company any such payment received prior to that date.

     3. The Companies hereby release and discharge the Executive, his spouse, heirs, executors, administrators, successors and assigns, from any and all actions, causes of actions, claims, demands, grievances and complaints, known and unknown, which the Companies ever had or may have at any time through the Release Date. The Companies acknowledge and agree that this Release is intended to and does cover, but is not limited to, (i) any claim, whether statutory, common law or otherwise, arising out of the terms or conditions of the Executive’s employment at the Companies and/or the Executive’s separation from the Companies, and (ii) any claim for attorneys’ fees, costs, disbursements or other like expenses. The enumeration of specific rights, claims and causes of action being released shall not be construed to limit the general scope of this Release. It is the intent of the parties that by this Release the Companies are giving up all of their respective rights, claims and causes of action occurring prior to the Release Date, whether or not any damage or injury therefrom has yet occurred. The Companies accept the risk of loss with respect to both undiscovered claims and with respect to claims for any harm hereafter suffered arising out of conduct, statements, performance or decisions occurring before the Release Date.

     4. This Release shall in no event (i) apply to any claim by either the Executive or the Companies arising from any breach by the other party of its obligations under the Employment Agreement occurring on or after the Release Date, (ii) waive the Executive’s claim with respect to compensation or benefits earned or accrued prior to the Release Date to the extent such claim survives termination of the Executive’s employment under the terms of the Employment Agreement, (iii) waive the Executive’s right to indemnification under the charters and by-laws of the Companies, or (iv) waive the Executive’s rights as a shareholder.

     5. This Mutual Release shall be effective as of the Release Date and only if executed by both parties.

     6. All questions concerning the construction, validity and interpretation of this Mutual Release will be governed by the internal law of North Carolina, without regard to principles of conflict of laws.

     IN WITNESS WHEREOF, each party hereto, intending to be legally bound, has executed this Mutual Release on the date indicated above.

KRISPY KREME DOUGHNUTS, INC.

By:

KRISPY KREME DOUGHNUT CORPORATION

By:

EXECUTIVE

Kenneth A. May

Exhibit D

     The following businesses, together with their Subsidiaries, are the businesses for purposes of Section 9.01 hereof:

Dunkin Brands Inc.
Tim Hortons, Inc.
George Weston Limited
Interstate Bakeries Corporation
Flowers Foods, Inc.
McKee Foods Inc.
Starbucks